UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported:  August 21, 2014
Texas South Energy, Inc.
(Exact name of the Company as specified in its charter)

Nevada	333-171064	99-0362471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 1800
Houston, TX 77056
(Address of principal executive offices and Zip Code)

The Company's telephone number, including area code: (713) 209-2950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 26, 2014, Texas South Energy, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with an accredited investor under which the Company issued (i) a promissory note in the original principal amount of $1,000,000 (the “Note”), and (ii) a warrant to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share (the “Warrant”).  The Note matures on June 30, 2015 and will bear interest at a fixed rate of 10% per annum.   The Warrant expires on June 30, 2015.   The Subscription Agreement, Note and Warrant are each effective as of June 12, 2014.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is herby incorporated by reference into this item 2.03.

Item 3.02  Unregistered Sales of Equity Securities

The information included in Item 1.01 of this Form 8-K is herby incorporated by reference into this item 3.02.

On August 21, 2014, in connection with the Company’s convertible note agreement, dated March 10, 2014 (the “Note Agreement”), the Company received notice of conversion from the holders of an aggregate principal amount of $6,993,000, plus accrued interest of $27,436.86 (the “Conversion”).   The holders converted the total outstanding principal and interest under the Note Agreement into 35,102,181 shares of our common stock.   The Conversion extinguishes the Company’s obligations under the Note Agreement, including the promissory notes underlying the Note Agreement.

The issuance of the shares described above was made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Act, Regulation D under the Act, Regulation S under the Act and in reliance on similar exemptions.  No advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 27, 2014

TEXAS SOUTH ENERGY, INC.

By:	/s/ James M. Askew
James M. Askew
Chief Executive Officer